UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 - Securities and Trading Markets

Item 3.02.                      Unregistered Sales of Equity Securities.

On November 16, 2012, the Registrant closed on 15 units of its securities in a private placement.  The Securities issued consist of 7% Convertible Promissory Notes with 50% warrant coverage (the “Notes”).  Each unit is a $50,000 principal amount note with warrants.  The Notes will convert at the end of 15 months and will automatically convert at the closing of the next round of financing by the Company into the same security as the next round of financing, at the lesser of $0.50 per share of common stock or at a 25% discount to the next round of financing. Each unit also includes warrants to acquire 50% of the number of shares into which the note is convertible, with a strike price of the lesser of $0.65 per share or the strike price of the warrants at such next round of financing, which warrants have a term of four years.  The purchase price of each unit was  $50,000 with ½ units available for a purchase price of $25,000.  The Registrant can call the warrants if: (i) the common stock for which the warrants are exercisable are registered under the Securities Act of 1933 and; (ii) the Registrant’s common stock  trades above $1.30 a day for 10 consecutive trading days and averages in excess of 50,000 shares a day in volume. Placement agent fees are payable 10% in cash and in warrants equal to 8% of amount of underlying shares subscribed for by investors, which warrants have the same terms as the investor warrants.  Weighted average anti-dilution provisions are in effect for one year on the common stock and for three years on the warrants. The Company has agreed to file a registration statement within 60 days of the last closing registering the shares issuable on conversion of the notes  and shares issuable upon exercise of the warrants and use its best efforts to have the same declared effective by the Securities and Exchange Commission as soon as possible. The Company plans to use net proceeds from the sale of the Units for general working capital purchases and acquisitions.

The Registrant sold the Units to accredited investors, as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Act”), pursuant to Regulation D of the Act and Rule 506 promulgated thereunder.  The Registrant raised gross proceeds of $750,000, paid commissions to a registered broker totaling $75,000,  issued 120,000 warrants and received net proceeds of $675,000, before expenses of the offering incurred by the Registrant.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this
Report.

4.1           Form of Warrant

10.1	Securities Purchase Agreement.

10.2         Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: November 16, 2012	By:	/s/ Mark S Elliott
Mark S. Elliott
Chief Executive Officer